EXHIBIT 99.1


    DIGITALFX INTERNATIONAL, INC. FILES 8-K NOTICE OF DELISTING OR FAILURE TO
       SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

LAS VEGAS, NV - SEPTEMBER 22, 2008 - DIGITALFX INTERNATIONAL, INC. (AMEX:DXN), (the "Company") a streaming video and digital communications company announced today that on September 16 and September 22, 2008, it was notified by the Director of Listing Qualifications of the American Stock Exchange ("AMEX" or "Exchange") that upon review of the Company's Form 10-Q for the period ended June 30, 2008, the Exchange has determined that the Company was not in compliance with certain of the Exchange's continued listing standards and the Company has therefore become subject to the procedures and requirements of
Section 1009 of the AMEX Company Guide (the "Company Guide").

         Specifically, the Company is not in compliance with Section 1003(a)(iv) of the Company Guide in that losses sustained were so substantial in relation to its overall operations or its existing financial resources or its financial condition has become so impaired that it appears questionable, in the opinion of the Exchange, as to whether the Company will be able to continue operations and/or meet its obligations as they mature, Section 1003(a)(i) of the Company Guide with stockholders' equity of less than $2,000,000 and losses from continuing operations and net losses in two of its three most recent fiscal years, and Section 1003(a)(ii) of the Company Guide with stockholders' equity of less than $4,000,000 and losses from continuing operations in three of its four most recent fiscal years.

         In order to maintain its AMEX listing, the Company must submit a plan by October 16, 2008 addressing how it intends to regain compliance with Section 1003(a)(iv) of the Company Guide by March 16, 2009 and Sections 1003(a)(i) and
(ii) of the Company Guide by March 22, 2010 (the "Plan"). If the Company does not submit the Plan, or if the Plan is not accepted, the Company will be subject to delisting proceedings. Furthermore if the Plan is accepted but the Company is not in compliance with all the continued listing standards of the Company Guide by March 22, 2010, or if the Company does not make progress consistent with the Plan during the plan periods, the Company may be subject to delisting proceedings at the discretion of the Exchange's staff.

         Management fully intends to submit the Company's Plan to bring itself into compliance with Sections 1003(a)(i), (ii) and (iv) of the Company Guide to the AMEX by the prescribed deadline of October 16, 2008.


ABOUT DIGITALFX INTERNATIONAL, INC.

         DigitalFX International, Inc. (AMEX: DXN) markets web-based products such as streaming live and on-demand video, video email and digital storage that because of their extremely low cost for the first time brings the next generation Internet revolution to individuals through its www.helloworld.com website and small and medium-sized businesses via its www.firststream.com website. The company also markets proprietary communication and collaboration services, and social networking software applications, including its flagship product, called the Studio. For more information about DigitalFX, please visit us at www.digitalfx.com.


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         FORWARD-LOOKING STATEMENTS

         The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Examples of forward-looking statements include statements related to the Company's submission of a compliance plan to meet the continued listing requirements of the American Stock Exchange. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward looking statements if they comply with the requirements of the Act.


Investor Relations:
IR@digitalfx.com

DigitalFX International, Inc.
Mickey Elfenbein, Chief Operating Officer
702-938-9300